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[GBQ PARTNERS LOGO]                                             GBQ PARTNERS LLC
                                                                 P.O. Box 182108
                                                         Columbus, OH 43218-2108

                                               500 South Front Street, Suite 700
                                                            Columbus, Ohio 43215

                                                                    614.221.1120
                                                                Fax 614.227.6999
                                                                     www.gbq.com

      We consent to the inclusion of our opinion dated May 6, 2003 on the financial statements as, and for the years ending, March 31, 2003 and 2002 in the Form SB-2/A of Kahiki Foods, Inc.

GBQ PARTNERS LLC

September 16, 2004

An independent member of the BDO Seidman alliance.

                                                   [50 YEARS OF EXCELLENCE LOGO]